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                                                               BAKER & MCKENZIE
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DEED POLL


MACARTHURCOOK INVESTMENT MANAGERS LTD.

RBC CAPITAL MARKETS CORPORATION
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RMR ASIA PACIFIC REAL ESTATE FUND



                                                               BAKER & MCKENZIE
                                                                     Solicitors
                                                               Level 39, Rialto
                                                             525 Collins Street
                                                           MELBOURNE  VIC  3000
                                                           Tel:  (03) 9617-4200
                                                           Fax:  (03) 9614-2103
                                            Email: Ashley.Chaleyer@BAKERNET.com

                                                            DRAFT:  23 MAY 2006
                                                             Ref: 113691-v2\ASC





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CONTENTS
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CLAUSE
NUMBER      HEADING                                                   PAGE
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

1           DEFINITIONS                                                  1

2           INTERPRETATION                                               3

3           REPRESENTATIONS AND WARRANTIES                               5

4           GOVERNING LAW                                                6



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DATE                   [         ]2006

BY MACARTHURCOOK INVESTMENT MANAGERS LTD (ACN 099 054 074) of Level 4, 30 Collins Street, Melbourne, Victoria, 3000 (MACARTHURCOOK)

IN FAVOUR OF   RBC CAPITAL MARKETS CORPORATION of RBC Capital Markets, One
               Liberty Plaza, 165 Broadway, New York, NY 10006-1404, United
               States of America (RBC)

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RECITALS

A. RMR Asia Pacific Real Estate Fund, a Massachusetts business trust, (THE COMPANY) and RMR Advisors, Inc, a Massachusetts corporation, its investment adviser (THE INVESTMENT ADVISOR), have agreed to the issue and sale by the Company of an aggregate of [______] shares of the Company's Common Shares of Beneficial Interest. The Company has granted an option to enable RBC and several other underwriters to cover over-allotments, if any, which may result from this sale.

B. In connection with this transaction, the Company has entered into an investment advisory agreement with the Advisor. The Company and the Advisor have entered into an investment sub-advisory agreement with MacarthurCook dated [_____], 2006 (the INVESTMENT SUB-ADVISORY AGREEMENT).

C. At the request of RBC, MacarthurCook makes the warranties and representations set out in this deed poll (THE DEED) in order to demonstrate its fitness to perform its obligations under the Investment Sub-advisory Agreement.



OPERATIVE PROVISIONS

1 DEFINITIONS AND INTERPRETATION

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DEFINITIONS

[TO BE REVIEWED ONCE FINALISED]

1.1  For the purposes of this deed poll:

     1940 ACT means the Investment Company Act of 1940, as amended.

     ADDITIONAL COMPENSATION AGREEMENT means [ ]

     ADMINISTRATION AGREEMENT means an Administration Agreement dated [____], 2006 between the Advisor and the Company.

     ADVISERS ACT the Investment Advisers Act of 1940, as amended.

     ADVISERS ACT RULES AND REGULATIONS means the rules and regulations adopted by the Commission under the Advisers Act.

     ADVISORS means MacarthurCook and the Investment Advisor (or separately known as an Advisor).


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     ADVISOR AGREEMENT means collectively, the Additional Compensation Agreement with RBC dated [_____], 2006, each of the Company Agreements to which the Advisor is a party and the Underwriting Agreement.

     APPLICABLE TIME means [ ]

     CLOSING DATE means the third business day after the date of the Underwriting Agreement or such other time and date not later than five business days thereafter as the parties to the Underwriting Agreement shall agree upon.

     COMMISSION means United States Securities and Exchange Commission.

     COMMON SHARES means with respect to the issue and sale by the Company pursuant to the Underwriting Agreement an aggregate of [______] shares of the Company's Common Shares of Beneficial Interest.

     COMPANY AGREEMENTS means the Underwriting Agreement, the Advisory Agreement, the Administration Agreement, the Custody Agreement, the Transfer Agent Terms and Conditions, the Sub-administration Agreement and the Dividend Reinvestment Plan.

     COMPANY'S COMMON SHARES OF BENEFICIAL INTEREST means [ ]

     CUSTODY AGREEMENT means the custody agreement between the Company and State Street Bank and Trust Company dated [_____], 2006.

     DISCLOSURE PACKAGE means the Pricing Prospectus taken together with the final pricing information included on the cover page of the Prospectus.

     DIVIDEND REINVESTMENT PLAN means a plan through which holders of Shares shall have their dividends automatically reinvested in additional Common Shares of the Company unless they elect to receive such dividends in cash.

     EFFECTIVE TIME means the date and the time as of which registration statement on Form N-2 (File Nos. 811-21856 and 333-131944), or the most recent post-effective amendment thereto, if any, was declared effective by the Commission.

     FIRM SHARES means[Shares with a $0.001 par value ?]

     MATERIAL ADVERSE EFFECT means an effect on the condition (financial or otherwise), properties, assets, liabilities, rights, operations, earnings, business, management or prospects of the Company, whether or not arising from transactions in the ordinary course of business.

     OPTION CLOSING DATE means the time and date at which the Option Shares are to be delivered set in accordance with the Underwriting Agreement.

     OPTION SHARES means Shares issued in connection with the grant by the Company to the Underwriters of the option to purchase all or part of the [_____] additional Common Shares pursuant to the Underwriting Agreement.

     PRELIMINARY PROSPECTUS means each prospectus included in the registration Statement or amendment thereof, before it became effective under the Securities Act and any prospectus filed with the Commission by the Company with the consent of the Underwriters pursuant to Rule 497(a) of the Rules and Regulations.

     PRICING PROSPECTUS means the Preliminary Prospectus that was included in the Registration Statement immediately prior to the Applicable Time.


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     PROSPECTUS the prospectus (including the statement of additional information) filed by the Company with the Commission (i) pursuant to rule 497(h) under the Securities Act on or before the second business day after the date hereof (or such earlier time as may be required under the Securities Act) or (ii) pursuant 497(b) under the Securities Act on or before the fifth business day after the date hereof (or such earlier time as may be required under the Securities Act) or, if no such filing is required, the final prospectus (including the final statement of additional information) included in the Registration Statement at the Effective Time.

     REGISTRATION STATEMENT means registration statement on Form N-2 (File Nos. 811-21856 and 333-131944, as amended at the Effective Time, including all information deemed to be a part of the registration statement as of the Effective Time pursuant to Rule 430A of the Rules and Regulations. This definition includes an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act.

     RULES AND REGULATIONS means the rules and regulations of the United States Securities and Exchange Commission promulgated under the Securities Act and the 1940 Act.

     SECURITIES ACT means Securities Act of 1933, as amended.

     SHARES means includes the Option Shares and the Firm Shares [also the Common Shares ?]

     STATEMENT OF ADDITIONAL INFORMATION means [ ]

     SUB-ADMINISTRATION AGREEMENT means A sub-administration agreement with the Advisor[s ?]and State Street Bank and Trust Company dated [_______]

     TRANSFER AGENT TERMS AND CONDITIONS means the terms and conditions of Appointment of Wells Fargo Bank, N.A. as transfer agent and registrar for the Company.

     UNDERWRITING AGREEMENT means the Underwriting Agreement between RBC, [Underwriters in Schedule 1 of the Underwriting Agreement], the Company, the Advisor and MacarthurCook dated [ ].

INTERPRETATION

1.2  In this Deed:

     (a)  unless the context otherwise requires, a reference:

          (i)  to the singular includes the plural and vice versa;

          (ii) to a gender includes all genders;

          (iii) to a document (including this Deed) is a reference to that document (including any schedules, Conditions and annexures,) as amended, consolidated, supplemented, novated or replaced;

          (iv) to an agreement includes any undertaking, representation, deed, agreement or legally enforceable arrangement or understanding whether written or not;

          (v) to parties means the parties to this Deed and in whose favour this Deed is given and to a party means a party to this Deed or in whose favour this Deed is given;

          (vi) to an item, recital, clause, schedule or annexure is to an item, recital, clause, schedule or annexure of or to this Deed;

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         (vii) to a notice means all notices, approvals, demands, requests, nominations or other communications given by one party to another under or in connection with this Deed;

        (viii) to a person (including any party) includes a reference to an individual, company, other body corporate, association, partnership, firm, joint venture, trust or Government Agency as the case requires;

          (ix) to a person (including any party) includes the person's successors, permitted assigns, executors and administrators;

          (x)  to a law:

               (A) includes a reference to any constitutional provision, subordinate legislation, treaty, decree, convention, statute, regulation, rule, ordinance, proclamation, by-law, judgment, rule of common law or equity or rule of any applicable stock exchange;

               (B) is a reference to that law as amended, consolidated, supplemented or replaced; and

               (C) is a reference to any regulation, rule, ordinance, proclamation, by-law or judgment made under that law;

          (xi) to liquidation includes official management, appointment of an administrator, compromise, arrangement, merger, amalgamation, reconstruction, winding-up, dissolution, assignment for the benefit of creditors, scheme, composition or arrangement with creditors, insolvency, bankruptcy, or any similar procedure or, where applicable, changes in the constitution of any partnership or person, or death;

         (xii) to a body, other than a party to this Deed (including, without limitation, an institute, association or authority), whether statutory or not:

               (A)  which ceases to exist; or

               (B)  whose powers or functions are transferred to another body,

               (C) is a reference to the body which replaces it or which substantially succeeds to its powers or functions;

        (xiii) to proceedings includes litigation, arbitration and investigation;

         (xiv) to a judgment includes an order, injunction, decree, determination or award of any court or tribunal;

          (xv) the word including or includes means including, but not limited to, or includes, without limitation;

     (b) where a word or phrase is defined, its other grammatical forms have a corresponding meaning;

     (c)  headings are for convenience only and do not affect interpretation;

     (d) if a payment or other act must (but for this clause) be made or done on a day which is not a Business Day, then it must be made or done on the next Business Day; and

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     (e)  if a period occurs from, after or before a day or the day of an act or event, it excludes that day.

2    REPRESENTATIONS AND WARRANTIES

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2.1  MacarthurCook represents and warrants to RBC as of the date hereof, as of the Closing Date and each Option Closing Date, if any, as follows:

     (a) MacarthurCook has been duly organized and is validly existing as a company under the laws of Australia, with full power and authority to own or lease its properties and conduct its business as described in the Registration Statement, the Prospectus and the Disclosure Package. MacarthurCook is duly qualified to transact business and is in good standing in all jurisdictions in which the conduct of its business requires such qualification; except where the failure to be so qualified or to be in good standing would not have a Material Adverse Effect.

     (b) Each Advisor Agreement to which MacarthurCook is a party has been duly authorized, executed and delivered by MacarthurCook, and assuming due authorization, execution and delivery by the other parties thereto, constitutes a valid, legal, and binding obligation of MacarthurCook, enforceable in accordance with its terms, except as rights to indemnity hereunder may be limited by federal or state securities laws. MacarthurCook has full power and authority to enter into each Advisor Agreement to which MacarthurCook is a party.

     (c) There is no action, suit, claim or proceeding pending or, to the knowledge of MacarthurCook, threatened against MacarthurCook before any court or administrative agency or otherwise which if determined adversely to MacarthurCook might have a Material Adverse Effect or prevent the consummation of the transactions contemplated hereby, except as set forth in the Registration Statement, the Prospectus and the Disclosure Package.

     (d) MacarthurCook is duly registered as an investment adviser under the Advisers Act and is not prohibited by the Advisers Act, the 1940 Act, the Advisers Act Rules and Regulations or the Rules and Regulations under the 1940 Act from acting under the Advisor Agreements as contemplated by the Registration Statement, the Prospectus and the Disclosure Package.

     (e) The description of MacarthurCook, its business, and the statements attributable to MacarthurCook, in the Registration Statement, the Prospectus and the Disclosure Package or any Preliminary Prospectus complied and comply in all material respects with the provisions of the Acts, the Advisers Act, the Rules and Regulations and the Advisers Act Rules and Regulations and did not and do not contain an untrue statement of a material fact necessary to make the statements therein (in the case of a prospectus, in light of the circumstances under which they were made) not misleading.

     (f) Neither MacarthurCook, nor to MacarthurCook's knowledge, any of its affiliates, has taken or may take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the Common Shares to facilitate the sale or resale of the Shares.

     (g) MacarthurCook carries, or is covered by, insurance, including, at a minimum, errors and omissions insurance, in such amounts and covering such risks as is adequate for the conduct of its businesses and the value of its properties and as is customary for

                                       5
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          companies engaged in similar industries. All policies of insurance insuring MacarthurCook or its respective businesses, assets, employees, officers and directors are in full force and effect, and MacarthurCook is in compliance with the terms of such policies in all material respects. There are no claims by MacarthurCook under any such policy or instrument as to which an insurance company is denying liability or defending under a reservation of rights clause.

     (h) MacarthurCook has the financial resources available to it necessary for the performance of its services and obligations as contemplated in the Registration Statement, the Prospectus and the Disclosure Package and under the Underwriting Agreement and the Advisor Agreements (to which MacarthurCook is a party).

     (i) Since the date as of which information is given in the Registration Statement and the Prospectus through the date hereof, and except as may otherwise be disclosed in the Disclosure Package, there have been no transactions entered into by MacarthurCook which are material to MacarthurCook and the transactions contemplated hereby other than in the ordinary course of its business.

3    GOVERNING LAW AND JURISDICTION

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3.1  This deed poll is governed by the laws of Victoria and where applicable the laws of the Commonwealth of Australia.

3.2 Each person affected by this deed poll irrevocably and unconditionally submit to the non-exclusive jurisdictions of the courts of Victoria.



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EXECUTION

EXECUTED AS A DEED

SIGNED SEALED AND DELIVERED
by MACARTHURCOOK INVESTMENT MANAGERS LTD by a director and secretary/director:


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Signature of secretary/director                         Signature of director



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Name of secretary/director (please print)               Name of director (please print)


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